Assets Under Management December 31, 2024

Exhibit 99.3

Investors turn to **MetLife Investment Management** for our client-centric approach and deep, long-established expertise in Fixed Income, Private Capital and Real Estate. We aim to deliver strong, risk-adjusted returns by building sustainable, tailored portfolio solutions. Our hallmark is approachable expertise – a commitment to being accountable and collaborative in helping clients realize their objectives.

Total Assets Under Management[1]

By Asset Type	$596.9 Billion
Mortgage Loans	$107.7
Public Corporates	$99.6
Structured Products	$69.9
Private Corporates	$57.9
U.S. Government and Agency	$54.5
Private Infrastructure	$36.6
Foreign Governments	$35.1
Cash and Short-Term Investments	$26.8
Real Estate Equity	$23.5
Common and Preferred Equity	$21.2
Alternatives	$18.3
Emerging Market Debt	$14.8
Municipals	$12.1
Private Structured Credit	$7.4
Bank Loans	$5.8
High Yield	$4.5
Middle Market Private Capital	$1.2

Institutional Client Assets Under Management[1]

Mandates Profile


11%
14%
448
Mandates
42%
33%

Institutional Client AUM By Client Type

	$178.7 Billion
Insurance	$65.5
Pension	$62.5
Sub-Advisory	$37.1
Other[2]	$13.6

Representative Capabilities

Private Capital

Corporate Private Credit
Infrastructure Debt
Private Structured Credit
Middle Market Private Capital
Residential Whole Loans
Private Equity

Fixed Income

Bank Loans
Core
Core Plus
Corporate
Emerging Market Debt
High Yield
Liability Driven Investing (LDI) Strategies
Multi-Sector
Short Duration
Stable Value

Real Estate

Commercial Mortgage Loans
Real Estate Equity

Index Strategies

Insurance Advisory

[1]As of December 31, 2024. At estimated fair value. Dollars in billions. Cash and Short-Term Investments includes cash equivalents. See Explanatory Note.

[2]Includes health service organizations, endowments, foundations, non-profits, family office, high net worth, fund of funds, sovereign wealth funds, supranationals and central authorities.

MetLife Investment Management
investments.metlife.com

Explanatory Note The following information is relevant to an understanding of our assets under management ("AUM") managed or advised by MetLife Investment Management, LLC and certain of its affiliates ("MIM"). MIM is MetLife, Inc.'s institutional investment management business. Our definitions may differ from those used by other companies. Total Assets Under Management (“Total AUM”) is comprised of GA AUM plus Institutional Client AUM (each, as defined below). General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account ("GA") investment portfolio. GA AUM is stated at estimated fair value and is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, excluding policy loans, contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to reinsurance arrangements with third-party reinsurers, and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties (“net mortgage loans”) (including commercial (“net commercial mortgage loans”), agricultural (“net agricultural mortgage loans”) and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily net commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate equity and include them as net commercial mortgage loans. Institutional Client AUM is comprised of SA AUM plus Reinsurance AUM plus TP AUM (each, as defined below). MIM manages or advises Institutional Client AUM in accordance with client guidelines contained in each investment advisory agreement (“Mandates”). Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios of MetLife insurance companies, which are managed or advised by MIM and included in MetLife, Inc.’s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. Reinsurance AUM is comprised of GA investments subject to reinsurance arrangements with third-party reinsurers, which are managed or advised by MIM and are generally included in MetLife, Inc.'s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. Third-Party AUM (“TP AUM”) is comprised of non-proprietary assets managed or advised by MIM on behalf of unaffiliated/third-party clients, which are stated at estimated fair value, as well as accrued investment income on such assets. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are generally not included in MetLife, Inc.’s consolidated financial statements. Additional information about MetLife’s general account investment portfolio is available in MetLife, Inc.’s quarterly financial materials for the quarter ended December 31, 2024, which may be accessed through MetLife’s Investor Relations web page at https://investor.metlife.com. Neither MetLife, Inc.’s quarterly financial materials, nor any other information from the MetLife website, is a part of or incorporated by reference into this Total AUM Fact Sheet. Cautionary Statement on Forward-Looking Statements The forward-looking statements in this fact sheet, using words such as "aim," are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife's future results could differ, and it does not undertake any obligation to publicly correct or update any of these statements. L1024044218[exp1025][All States] One MetLife Way | Whippany, New Jersey 07981 © 2023 METLIFE, INC.